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                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP


Chicago, Illinois


December 1, 1997